Exhibit 10.1

Loan Agreement

This agreement is entered into by and between the following parties as of June, 2013 in Beijing, China.

Party A: Zhongding Kirin Real Estate Development Co., Ltd.
Party B: Huaxia Huifeng Ventures Capital Management (Beijing) Co., Ltd.

Article 1.	Loan Amount

Both parties agree that, for the purpose of supporting Party B’s development, Party A provides a RMB 20,000,000 loan (the “Loan”) to Party B for the operation supporting of Jiangsu Huaxia Kirin Network Communications Co., Ltd and its subsidiaries (“Huaxia Kirin Network Communications and its subs”)

Article 2.	Term

Both parties agree that the term of the Loan shall be from June, 2013 to the date on which the financing of Huaxia Kirin Network Communications is completed by Party B.

Article 3.	Interest

Both parties agree that the Loan shall be interest free.

Article 4.	Governing Law and Resolution of Dispute

This agreement shall be governed by PRC law. Any disputes under this agreement shall be settled at first through friendly consultation between the parties hereto. In case no settlement can be reached through consultation, each party shall have the right to submit such disputes to the people’s court at the place where the plaintiff is domiciled.

Article 5.	Effectiveness

This agreement shall become effective upon the execution by both parties. This agreement shall be executed in duplicate; each party shall hold one original.

Creditor:
Xingtai Zhongding Kirin Real Estate Development Co., Ltd.                     (Seal)

Authorized Representative or Legal Representative

(signature) _________________________________

Borrower:
Huaxia Huifeng Ventures Capital Management (Beijing) Co., Ltd.            (Seal)

Authorized Representative or Legal Representative

(signature) _________________________________